Contact:

Scott M. Tsujita
SVP Finance, Treasury & Investor Relations
Hypercom Corporation
Phone: 602-504-5161
Email: stsujita@hypercom.com

Hypercom Corporation Announces the Appointment of

Grant Lyon as Interim Chief Financial Officer

PHOENIX, March 21, 2005-Hypercom Corporation (NYSE: HYC) a leading global supplier of electronic payment solutions, today announced the appointment of Grant Lyon to the position of Interim Chief Financial Officer. Mr. Lyon replaces John Smolak, Executive Vice President, Chief Financial and Administrative Officer, who is departing the Company.

Grant Lyon is an experienced executive in providing senior level financial expertise and leadership for corporations requiring these competencies on an interim basis. Mr. Lyon is currently the President of Odyssey Capital Group, LLC (“Odyssey”), a financial advisory firm he founded in 1998. Prior to founding Odyssey, he worked for eight years at Arthur Andersen LLP. He has also served as Vice President of Capital Markets, for Evans Withycombe Residential, Inc., a New York Stock Exchange listed company, and spent two years as a Managing Director with Ernst &Young Corporate Finance, LLC. Mr. Lyon currently sits on the Board of Directors of Tickets.com, Trussway Ltd. and Norwood Promotional Products. He holds a Bachelor of Science Degree in Accounting, Magna Cum Laude, from Brigham Young University, and a Masters of Business Administration, also from Brigham Young University. He is a certified public accountant.

“The Company will be commencing a search for a Chief Financial Officer,” said Chris Alexander, Chairman and CEO of Hypercom. “We are committed to outstanding leadership over the Company’s accounting and financial controls and our financial reporting globally. In the interim, Grant Lyon will, as a proven financial leader, drive effective financial and accounting control in the Company, take the lead in eliminating the company’s internal control deficiencies, and support and strengthen the management team. We welcome him to Hypercom.”

About Hypercom (www.hypercom.com)
Observing 26 years of technological excellence, innovation, and leadership, Hypercom is a leading global provider of electronic payment solutions that add value at point-of-sale transactions for consumers, merchants, and acquirers, and yield increased profitability for its customers.

Widely recognized as the payment technology innovator, Hypercom delivers comprehensive card payment terminals, network and server solutions that help merchants and financial institutions generate revenues and increased profits.

Headquartered in Phoenix, Arizona, Hypercom’s card payment terminal, network, and server solutions are leading the transformation of electronic payments in more than 100 countries.
Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding Hypercom’s anticipated hiring of a Chief Financial Officer, the implementation, timing and results of our remedial measures in response to the material weaknesses and significant deficiencies identified through our internal controls evaluation at December 31, 2004, management and organizational changes, and projections regarding future financial performance. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are referred to documents filed by Hypercom with the Securities and Exchange Commission, specifically the most recent reports on Forms 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements.

Among the important factors or risks that could cause actual results to differ from those contained in the forward-looking statements in this press release are: our ability to timely identify and hire a chief financial officer, our ability to timely and successfully remediate the material weaknesses and significant deficiencies identified through our internal controls evaluation, our ability to identify and hire qualified employees to implement desired enhancements in our organization, operations and internal controls, as well as assumptions related to the foregoing. HYCF

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Hypercom is a registered trademark of Hypercom Corporation.